UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2009

AMEN PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22847	54-1831588
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

303 W. Wall Street, Suite 2300, Midland, Texas		79701
(Address of Principal Executive Offices)		(Zip Code)

(972) 664-1610
(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)       On February 12, 2009, the Board of Directors of AMEN Properties, Inc. (the “Company”) unanimously voted to delist its common stock from the Nasdaq Capital market (“Nasdaq”) and to voluntarily terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended.  In connection therewith, the Company notified Nasdaq on February 13, 2009 of the Company’s intention to file Form 25 on or about February 23, 2009.  The Company anticipates that the Form 25 will become effective ten (10) days following its filing.

On or about March 5, 2009, the effective date of delisting, the Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily effect the deregistration of its common stock.  The Company is eligible to deregister by filing Form 15 because it has fewer than 300 holders of record of its common stock.  Upon the filing of the form 15, the Company’s obligations to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended.  The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the SEC.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

99.1*     Press Release, dated February 13, 2009.

__________________
*         Filed herewith.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2009	AMEN PROPERTIES, INC.

	By:	/s/ Jon M. Morgan
Jon M. Morgan, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1*	Press Release, dated February 13, 2009.

__________________

*         Filed herewith.